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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-3 of our report dated March 30, 1998, on our audits of the financial statements and financial statement schedule of Omnipoint Corporation. We also consent to the references to our firm under the captions "Experts".

                                                   /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 30, 1998